Exhibit 5


                   ELLSWORTH, CARLTON, MIXELL & WALDMAN, P.C.
                                Attorneys at Law
                            1105 Berkshire Boulevard
                                    Suite 320
                              Wyomissing, PA 19610
                                   -----------
                             Telephone 610-374-1135
                                Fax 610-371-9510


                                                              December 18, 2003


Board of Directors
National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, PA  19512

         Re: National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 2000 Non-Employee Directors Stock Option Plan

Ladies and Gentlemen:

         You have asked us to provide you with our opinion as to whether the common shares, without par value, of National Penn Bancshares, Inc. (the "Company") which may be issued from time to time pursuant to the National Penn Bancshares, Inc. HomeTowne Heritage Bank Substitute 2000 Non-Employee Directors Stock Option Plan (the "Plan"), when and if such shares are issued pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable.

         In connection with this matter, we, as special counsel to the Company, have reviewed the Business Corporation Law of the Commonwealth of Pennsylvania, the Company's Articles of Incorporation, the Company's Bylaws, the Plan document, and such other documents and authority as we have deemed necessary under the circumstances to render the opinion hereinafter set forth.

         Based upon such review, it is our opinion that the common shares of the Company issuable under the Plan, when and as issued in accordance with the provisions of the Plan document, will, when so issued, be duly and validly issued, fully paid and nonassessable.

         We hereby  consent  to the use of the name of our firm  under Item 5 in
Part II of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement which the Company is filing in connection with the registration of 24,377 common shares of the Company issuable under the Plan.

                                              Very truly yours,

                                              ELLSWORTH, CARLTON, MIXELL &
                                              WALDMAN, P.C.


                                              /s/ Jay W. Waldman
                                              ----------------------------------
                                              Jay W. Waldman
                                              Authorized Officer